Blockchain Holdings Capital Ventures, Inc. CEO, Delray Wannemacher to Present at Atlanta’s World Trade Day

Atlanta, GA – May 2, 2019 – Blockchain Holdings Capital Ventures (OTC:BHCV) (“BHCV” or the “Company”), a holding company with a focus on acquiring a diversified set of cash flowing assets including commercial real estate, energy and technology companies, today announced that it will have a presence at World Trade Day on May 3rd.

Delray Wannemacher, the CEO of Blockchain Holdings Capital Ventures Inc. (BHCV), has announced that he will be speaking on behalf of BHCV at the World Trade Center, Atlanta’s 3rd Annual World Trade Day, Georgia’s Premier International Trade and Investment Event. The conference focuses on global business and the international trade and investment in communities within the Southeast, and brings together CEOs, scholars, policy creators, and professional leaders in an environment where they can discuss the most pressing economic concerns currently shaping the world and their own organizations.

Mr. Wannemacher will be speaking primarily about Opportunity Zones, federally designated geographic areas that provide unique tax deferral incentives to businesses and investors. The panel, “Financing Your Global Expansion: Uncovering Alternative Sources of Funding That Help Your Bottom Line,” focuses on alternative funding sources including Qualified Opportunity Zone Funds (QOZs).

“It’s a great honor to be asked to participate in this very powerful event. I remember how impressive it was to hear directly from Bryson Koehler, CTO, IBM Watson & IBM Cloud last year. To share the stage with such high-level global leaders is humbling,” stated Wannemacher.

BHCV, as a sponsoring partner of the event, will also be hosting a table and providing a presence during the conference as well.

The event will kick off with Georgia Ports Authority Executive Director Griff Lynch as the keynote speaker. Throughout the day, powerhouse panels will provide insight into timely topics, such as: geopolitical forces, global growth strategy and how to capitalize on the local-global connection in the areas of agribusiness, film and infrastructure. The event will take place on May 3 at the Renaissance Waverly Hotel from 7:30 a.m. to 4:30 p.m. For more information and to register, visit www.worldtradeday.com.

About World Trade Center Atlanta

World Trade Center Atlanta champions global trade and investment by providing access, education, tools and a commercial environment to the business community. It is a top-rated member of the global network of 320 World Trade Centers located around the world.

For more information about World Trade Center Atlanta and its operations, please contact: Diane Alleva Cáceres | 404.374.7682 | diane@wtcatlanta.com

About Blockchain Holdings Capital Ventures, Inc.

Blockchain Holdings Capital Ventures, Inc. (BHCV) is a publicly traded holding company with a focus on finding, vetting and acquiring cash flowing assets including Commercial Real Estate, Energy and Technology Companies. Our foundation is built on targeted commercial real estate with a specific energy footprint in Opportunity Zones, in order to improve, lease and roll out our proprietary mobile data centers to increase property value.

For more information about BHCV, please visit: https://bhcv.io/

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Blockchain Holdings Capital Ventures or any other person that the objectives and plans of Blockchain Holdings Capital Ventures will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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